UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2018
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)
4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2018 Annual Meeting of Stockholders of Telenav, Inc. (the “Company”) was held on November 15, 2018.  The following proposals were submitted to a vote of the stockholders and the results were as follows:
Proposal No. 1 - Election of Directors
The stockholders elected two individuals to serve as Class III directors on the Company's Board of Directors for a term of three years or until their successors are duly elected and qualified, as set forth below:

Nominee	For	Withheld	Broker Non-Votes
Dr. HP Jin	25,411,550	5,341,035	7,551,542
Randy Ortiz	30,430,944	321,641	7,551,542
Proposal No. 2 - Nonbinding Advisory Vote on Executive Compensation
The results of the voting on the nonbinding advisory vote on executive compensation were as set forth below:

For	Against	Abstain	Broker Non-Votes
30,080,626	666,631	5,328	7,551,542
Proposal No. 3 - Ratification of Appointment of Independent Registered Public Accounting Firm
The stockholders voted to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2019, as set forth below:

For	Against	Abstain
38,027,036	37,671	239,150

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: November 20, 2018	By: /s/ Michael Strambi
Name: Michael Strambi
Title: Chief Financial Officer